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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  May 4, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


       Delaware                1-2691                    13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                  (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

SUBJECT:  AMR CORPORATION TO HOST SECURITY ANALYST MEETING ON MAY
10, 2001. INVESTORS INVITED TO LISTEN VIA THE INTERNET AT www.AMRCORP.COM

AMR Corporation (AMR, parent company of American Airlines, Inc.)
will hold a security analyst meeting on May 10, 2001 at approximately 12 noon ET. During the meeting, Senior management will discuss the recent Trans World Airlines, Inc. (TWA) transaction and provide updated information on how the TWA transaction is expected to impact AMR.

A web cast of this meeting will be provided for investors and other interested parties via AMR's webpage. To access the webcast, go to the AMR webpage (www.amrcorp.com) and click on the investor information page where there will be a link to the webcast. In addition, a replay of the webcast will be available on the AMR website for 30 days following the meeting.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  May 4, 2001